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                                                                      Exhibit 99

                      [MIDWAY AIRLINES LOGO APPEARS HERE]


             FOR IMMEDIATE RELEASE                                Media Contact:
                                                          Robert R. Ferguson III
                                                                 President & CEO
                                                                  (919) 595-6003

                             Midway Airlines Raises
                        $34 Million from Rights Offering

     RALEIGH-DURHAM, N.C. - August 2, 2000 - Midway Airlines Corporation (the "Company") (NASDAQ: MDWY) announced today that the period during which shareholders of record as of June 15, 2000 could exercise rights to purchase shares of common stock in the Company at $5.20 per common share expired on July 26, 2000. As a result of the exercise of such rights, the Company announced that it intends to issue 6,561,163 shares of common stock in the Company, raising the number of issued and outstanding shares of common stock in the Company to 15,174,755. The Company raised approximately $34 million from shareholders exercising their rights to purchase stock, prior to the payment of expenses related to the offering.

     As a full-service carrier, Midway Airlines and its commuter partner operate 244 daily non-stop flights between their hub at Raleigh-Durham International Airport and 26 destinations in 15 states.

                              - MORE -
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     The comments made in this release regarding future events are "forward-
looking statements." Such statements involve risks and uncertainties that could cause actual events or results to differ from those contained in the forward-looking statements. A discussion of such risks and uncertainties is provided in the Company's 1999 report on form 10K.

                                    - END -
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                                   SIGNATURES
                           -------------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MIDWAY AIRLINES CORPORATION


                                    By:     /s/ Jonathan S. Waller
                                         ---------------------------------------
Dated:  August 2, 2000                   Jonathan S. Waller
                                         Senior Vice President